Filed Pursuant to Rule 424(b)(5)
Registration No. 333-215286

PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 6, 2017)

2,141,900 Shares of Class A Common Stock

Warrants to Purchase 2,141,900 Shares of Class A Common Stock

We are offering 2,141,900 shares of our Class A Common Stock and warrants to purchase 2,141,900 shares of our Class A Common Stock (and the shares of Class A Common Stock that are issuable from time to time upon exercise of the warrants). The shares of Class A Common Stock and warrants will be sold in combination, with one warrant to purchase one share of Class A Common Stock accompanying each share of Class A Common Stock sold.

Each warrant will have an exercise price of CAD$12.25 per share of Class A Common Stock. The warrants will become exercisable immediately on issuance, and will remain exercisable until 4:00 p.m. (EST) on April 10, 2021. The shares of Class A Common Stock and the warrants will be issued separately, but must be purchased together in this offering.

Our Class A Common Stock is listed on the Toronto Stock Exchange (the “TSX”) under the symbol “HSM” and on the OTCQB marketplace, operated by OTC Markets Group, under the symbol “HSDT.” On April 10, 2018 the last reported sale price of our Class A Common Stock as reported on (a) the TSX was CAD$10.02 per share and (b) OTCQB was US$8.16 per share. Our Class A Common Stock has been approved for listing on The Nasdaq Capital Market (“Nasdaq”) under the symbol “HSDT.” There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq, any other national securities exchange or any other nationally recognized trading system.

This investment involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 8 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are eligible for reduced public company disclosure requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE AND ACCOMPANYING WARRANT	TOTAL
Public Offering Price	$7.4700	$15,999,993.00
Underwriting Discounts and Commissions(1)	$0.4482	$959,999.58
Proceeds to Helius Medical Technologies, Inc. before expenses	$7.0218	$15,039,993.42

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” beginning on page S-29 of this prospectus supplement for additional information regarding underwriter compensation.

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering.

Delivery of the shares of Class A Common Stock and warrants is expected to be made on or about April 13, 2018.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 321,285 shares of our Class A Common Stock and/or additional warrants to purchase up to 321,285 shares of our Class A Common Stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1.1 million and the total proceeds to us, before expenses, will be $17.3 million.

BTIG	Echelon

Prospectus Supplement dated April 11, 2018

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Class A Common Stock and warrant offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. We and the underwriters take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A Common Stock and warrants. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our Class A Common Stock and warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A Common Stock and warrants in certain jurisdictions may be restricted by law. Persons outside the United States and warrants who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Common Stock and warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Helius,” the “Company,” “we,” “us” and “our” refer to Helius Medical Technologies, Inc. and its wholly owned subsidiaries, NeuroHabilitation Corporation, or NHC, and Helius Medical Technologies (Canada), Inc.

S-i

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Our consolidated financial statements incorporated by reference in this prospectus supplement have been prepared in accordance with U.S. GAAP and are reported in United States dollars.

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus supplement are references to U.S. dollars. References to “$,” “US$” or “dollars” are to U.S. dollars and references to “CAD$” are to Canadian dollars. In this prospectus supplement, where applicable, and unless otherwise indicated, amounts are converted from Canadian dollars to U.S. dollars and vice versa by applying the single daily exchange rate for conversion of one Canadian dollar to U.S. dollars as reported by the Bank of Canada on April 10, 2018.

The following table sets forth for each period indicated: (i) the exchange rates in effect at the end of the period; (ii) the high and low exchange rates during such period; and (iii) the average exchange rates for such period, each based on the Bank of Canada single daily exchange rate in effect on each trading day for the relevant period, for conversion of Canadian dollars into U.S. dollars.

	Fiscal Year Ended December 31
	2017 (US$)	2016 (US$)
Closing	0.7971	0.7448
High	0.8245	0.7972
Low	0.7276	0.6854
Average	0.7701	0.7548

	Twelve Months Ended December 31
	2017 (US$)	2016 (US$)
Closing	0.7971	0.7624
High	0.8245	0.7972
Low	0.7276	0.6854
Average	0.7701	0.7565

On April 10, 2018, the single daily exchange rate as quoted by the Bank of Canada was CAD$1.0000 = US$0.7925.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our Class A Common Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our Class A Common Stock discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement and under similar headings in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Company Overview

We are a medical technology company focused on the development of products for the treatment of neurological symptoms caused by disease or trauma. We seek to develop, license or acquire unique and noninvasive platform technologies that amplify the brain’s ability to heal itself.

Many patients with brain injury or brain-related disease have disrupted neural networks that result in their brains being unable to correctly or efficiently carry neural impulses, which are responsible for directing bodily functions like movement control or sensory perception. Our first product in development, known as the portable neuromodulation stimulator or PoNS®, device, is designed to enhance the brain’s ability to compensate for this damage. The PoNS Treatment which will be delivered commercially is the combination of our PoNS device and functional, targeted physical or cognitive therapy, and is currently being developed for the treatment of movement, gait and balance disorders in patients with traumatic brain injury, or TBI, and other chronic neurological diseases.

We recently completed our registrational clinical trial of the PoNS Treatment for mild- to moderate TBI, in which we observed statistically and clinically significant increases in composite sensory observation test scores. Based on the safety and efficacy results from this clinical trial, we intend to submit a request for FDA marketing authorization for the treatment of chronic balance deficit due to mild- to moderate-TBI via the FDA’s de novo classification process in the first half of 2018. In addition, we intend to submit applications for marketing authorizations in Canada, the European Union and Australia during the first half of 2018.

According to a study by GBI Research, the neurostimulation market is expected to grow at a compounded annual growth rate of 15.3% from 2011 to 2018, with a forecasted U.S. revenue of $5 billion in 2018. We believe that, due to the lack of non-invasive devices currently on the market, non-invasive stimulation addresses only approximately 3% of the overall neurostimulation market today, and, if approved, the PoNS device will be the first device that addresses the high unmet needs of brain injury patients with balance and gait disorders.

Recent Developments

On February 28, 2018 A&B (HK) Company Limited exercised 555,556 warrants with an exercise price of $6.75 per share, or the A&B Warrants, resulting in gross cash proceeds to us of $3.8 million.

Corporate History

On June 13, 2014, we acquired a 100% interest in NHC pursuant to a plan of merger whereby our wholly-owned subsidiary was merged with and into NHC and all of the common shares in the capital of NHC were cancelled in consideration for the issuance of an aggregate of 7,060,016 shares of our Class A Common Stock to the shareholders of NHC. NHC is now our wholly-owned subsidiary. Prior to the transaction we had no active business.

NHC is a Delaware corporation, incorporated on January 22, 2013, which is involved in the medical device industry. In January 2013, NHC entered into an exclusive rights agreement whereby Advanced Neuro-Rehabilitation LLC, or ANR, granted NHC exclusive worldwide rights to ANR’s trade secrets, knowhow and patent pending technology for a non-invasive means for delivering neurostimulation through the oral cavity, in exchange for a 50% equity investment in NHC and a 4% royalty of NHC’s revenue collected from (a) the U.S. sales of products covered by any claim of the patent pending rights to end users and (b) services related to the therapy or use of such products in therapy services.

Business Uncertainties and Going Concern Risk

To date we have not generated any revenue from the sales of products or services. There are a number of conditions that we must satisfy before we will be able to generate revenue, including but not limited to successful FDA, CE Mark, Health Canada or TGA clearance of the PoNS Treatment for balance disorder associated with mild-to moderate-TBI, and the manufacture of a commercially-viable version of the PoNS device and demonstration of safety and effectiveness sufficient to generate commercial orders by customers for our product, if cleared for commercialization. To date, we have not achieved any of these conditions, and the successful achievement of such conditions will require significant expenditures. Because we have not generated any revenues, we are significantly dependent on funding from outside investors. There is no guarantee that such funding will be available at all or in sufficient amounts to satisfy our required expenditures. Furthermore, even if we were able to raise sufficient capital to manufacture a commercially-viable version of the PoNS device and to receive FDA, CE Mark, Health Canada or TGA clearance, we do not currently have any contract or other arrangement to sell the PoNS Treatment. Accordingly, we may never be able to generate any revenue from the sales of products or services. Due to these risks, as well as our recurring net loss, accumulated deficit, and cash used in operations, there is a substantial doubt about our ability to continue as a going concern. For a discussion of additional risks associated with our business and this offering, please see the “Risk Factors” sections of this prospectus supplement, the related base prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Corporate Information

We are incorporated in the state of Wyoming under the name Helius Medical Technologies, Inc. Our principal executive offices are located at 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, and our telephone number is (215) 944-6100. Our website address is www.heliusmedical.com. We have included our website address in this prospectus solely as an inactive textual reference. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making the decision whether to purchase securities.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in total annual gross revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until December 31, 2020 or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in total annual gross revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Accordingly, the information contained herein and therein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

THE OFFERING

Class A Common Stock Offered by Helius	2,141,900 shares

Warrants Offered by Helius	Warrants to purchase up to 2,141,900 shares of Class A Common Stock.

The warrants will become exercisable immediately, and will remain exercisable until 4:00 p.m. (EST) on April 10, 2021.

The initial exercise price for the warrants initially will be CAD$12.25. The exercise price will be subject to further adjustments as described herein.

For more information, see the section entitled “Description of Securities We Are Offering—Warrants” on page S-17 of this prospectus supplement.

This prospectus supplement also relates to the offering of the shares of Class A Common Stock issuable upon exercise of the warrants.

Class A Common Stock to be Outstanding after this Offering	22,938,591 shares (assuming none of the warrants issued in this offering are exercised)

Option to Purchase Additional Shares and Warrants	We have granted the underwriters an option to purchase up to 321,285 additional shares of our Class A Common Stock and/or warrants to purchase 321,285 shares of our Class A Common Stock. The underwriters can exercise this option, in whole or in part, at any time within 30 days from the date of this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting underwriting commissions and estimated offering expenses payable by us, will be approximately US$14.1 million, or approximately US$16.3 million if the underwriters exercise their option to purchase additional shares and warrants from us in full. We plan to use the net proceeds from this offering primarily to fund our manufacturing activities for the PoNS device, activities related to our submissions for marketing authorization of the PoNS device to the FDA and other regulatory authorities and commercial launch preparations and for working capital and general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-6, on page 8 of the accompanying prospectus and the “Risk Factors” sections in our Annual Report on Form 10-K, which is incorporated by reference, for a discussion of factors to consider carefully before deciding to invest in our securities.

TSX Symbol	HSM

OTCQB Symbol	HSDT

Nasdaq Symbol	Our Class A Common Stock has been approved for listing on The Nasdaq Capital Market under the symbol “HSDT.”

We do not intend to list the warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

The number of shares of our Class A Common Stock to be outstanding after this offering is based on 20,178,226 shares of our Class A Common Stock outstanding as of December 31, 2017, plus an aggregate of 555,556 shares of Class A Common Stock issued during the first quarter of 2018 related to the exercise of the A&B Warrants and an aggregate of 62,909 shares of Class A Common Stock issued pursuant to the exercise of outstanding stock options subsequent to December 31, 2017, and excludes the shares of Class A Common Stock issuable upon the exercise of the warrants offered by us in this offering and:

•	1,371,739 shares of our Class A Common Stock issuable upon the exercise of stock options outstanding as of December 31, 2017, at a weighted-average exercise price of CAD$5.85 per share, after giving effect to the exercise of options to purchase 62,909 shares;

•	75,023 shares of Class A Common Stock issuable upon the exercise of 50,015 compensation options outstanding as of December 31, 2017, which options are exercisable to purchase units, each unit consisting of one share of our Class A Common Stock and one half of one common share purchase warrant, and the exercise of such underlying warrants (each compensation option entitles the holder thereof to acquire one unit at a price of CAD$5.00 per unit until April 18, 2018, and each whole warrant entitles the holder thereof to acquire one additional share of our Class A Common stock on or before April 18, 2019 at an exercise price of CAD$7.50 per share);

•	961,489 shares of Class A Common Stock issuable upon the exercise of warrants outstanding as of December 31, 2017, at a weighted-average exercise price of CAD$7.50;

•	787,853 shares of Class A Common Stock issuable upon the exercise of warrants outstanding as of December 31, 2017, at a weighted-average exercise price of US$12.72, and after giving effect to the exercise of 555,556 warrants related to A&B; and

•	an aggregate of 2,733,614 shares of Class A Common Stock reserved, as of December 31, 2017, for future issuance under our June 2014 Stock Incentive Plan and our 2016 Omnibus Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes or gives effect to:

•	a five-for-one reverse stock split of our Class A Common Stock effected on January 22, 2018;

•	no exercise of the outstanding options and warrants described above;

•	no issuance or expiration of any equity awards after December 31, 2017;

•	no exercise by the underwriters of their option to purchase additional shares of our Class A Common Stock and warrants; and

•	no exercise of the warrants offered hereby.

RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. Before you decide to invest in our Class A Common Stock, you should carefully consider the risks and uncertainties described below together with all other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the following risks actually occurs, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our Class A Common Stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

We will require additional financing to carry out our plan of operations and if we are unable to obtain such financing, our business may fail.

We currently have limited working capital and liquid assets. To date we have not generated any revenue from the sales of products or of services. There are a number of conditions that we must satisfy before we will be able to generate revenue, including but not limited to, obtaining FDA marketing authorization of the PoNS device for the treatment of balance disorder in subjects with mild- to moderate-TBI, manufacturing of a commercially-viable version of the PoNS Treatment, obtaining favorable reimbursement from third party payors, and demonstration of effectiveness sufficient to generate commercial orders by customers for our product. Even if we complete this offering, we do not anticipate having sufficient resources to accomplish all of these conditions necessary for us to generate revenue, and we do not expect to generate revenue in an amount sufficient to fund our operations for the foreseeable future. We will therefore require substantial additional funds in order to continue to conduct the regulatory authorization activities necessary to bring our product to market and to establish effective marketing and sales capabilities. Our existing capital resources will not be sufficient to enable us to fund the completion of the development and commercialization of our current product and our product candidates. We cannot determine with certainty the duration and completion costs of the current or future development and commercialization of our product candidate or if, when, or to what extent we will generate revenues from the commercialization and sale of our current product candidate or potential future product candidates for which we obtain regulatory marketing authorization. We may never succeed in achieving regulatory authorization for our current product candidate and any potential future product candidates. We may be unable to raise the additional funding to finance our business on commercially reasonable terms, or at all. If we are unable to obtain additional financing as needed, we may be required to reduce the scope of our operations and pursue only those projects that can be funded through cash flows generated from its existing operations, if any.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the warrants will be limited.

The warrants are speculative in nature. You may not be able to recover your investment in the warrants, and the warrants may expire worthless.

If the market price of the Class A Common Stock does not increase to an amount sufficiently above the applicable exercise price of the warrants during the period the warrants are exercisable, you will be unable to recover any of your investment in the warrants. There can be no assurance that the market price of the Class A Common Stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Holders of the warrants will have no rights as common shareholders until they acquire our common stock.

Until you acquire shares of our Class A Common Stock upon exercise of the warrants, you will not have the same rights as holders of shares of Class A Common Stock issuable upon exercise of the warrants, such as the right to vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

Raising additional capital, including as a result of this offering, may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our PoNS device.

Until such time, if ever, as we can generate substantial revenue from the sale of our PoNS treatment, we expect to finance our cash needs through a combination of equity offerings, debt financings and license and development agreements. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or investigational medical devices or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our medical device development or future commercialization efforts or grant rights to third parties to develop and market medical device candidates that we would otherwise prefer to develop and market ourselves.

After this offering, our executive officers and directors and their affiliates, if they choose to act together, will continue to have the ability to significantly influence all matters submitted to shareholders for approval.

Upon the completion of this offering and based on the number of shares of Class A Common Stock outstanding as of December 31, 2017, our executive officers and directors and their affiliates will beneficially own, in the aggregate, shares representing approximately 23% of our Class A Common Stock, assuming no exercise by the underwriters of their option to purchase additional shares and no exercise of options or warrants outstanding as of December 31, 2017. As a result, following this offering, if these shareholders were to choose to act together, they would be able to significantly influence all matters submitted to our shareholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership control may delay, defer or prevent a change in control of our company, entrench our management and board of directors, or impede a merger, consolidation, takeover or other business combination involving us that other shareholders may desire.

If you purchase shares of Class A Common Stock and warrants in this offering, you will suffer immediate dilution of your investment.

The price of our Class A Common Stock and warrants sold in this offering is substantially higher than the net tangible book value per share of our Class A Common Stock. Therefore, if you purchase shares of our Class A Common Stock and warrants in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent outstanding options are exercised, you will incur further dilution. Based on the public offering price of US$7.47 per share, you will experience immediate dilution of $6.83 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering, the exercise of 555,556 A&B warrants and the exercise of 62,909 stock options and the public offering price (attributing no value to the warrants).

We have broad discretion over the use of our cash, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our Class A Common Stock. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the price of our Class A Common Stock to decline and delay the development of our medical device candidates. Pending their use to fund operations, we may invest our cash in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any dividends on our Class A Common Stock and do not intend to pay any dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements that contain forward-looking statements that reflect our management’s beliefs and views with respect to future events and are subject to substantial risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “plans,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “aims,” “projects,” “predicts,” “pro forma,” “anticipates,” “potential” or other similar words (including their use in the negative), or by discussions of future matters such as the development of product candidates or products, technology enhancements, possible changes in legislation, and other statements that are not historical.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, among other things, statements about:

•	our estimates regarding our expenses, future revenues, anticipated capital requirements and our needs for additional financing;

•	our ability to obtain funding for operations, including research funding;

•	our expectations regarding regulatory requirements in the U.S., E.U., Canada and Australia;

•	whether we will receive, and the timing and costs of obtaining, regulatory clearances in the U.S., E.U., Canada, Australia and other countries where we intend to sell or license;

•	the therapeutic benefits, effectiveness and safety of our PoNS treatment;

•	the benefits and risks of our PoNS treatment as compared to other therapies;

•	our ability to advance our PoNS device into, and successfully complete, clinical trials in additional indications and the anticipated timing of such clinical trials;

•	the timing of the initiation, progress and completion of our planned clinical trials;

•	the results of clinical trials, preclinical studies and research and development programs;

•	our ability to attract and retain customers;

•	the success and pricing of other competing therapies that are currently or may become available;

•	our ability to attract and retain qualified personnel;

•	the manufacturing capacity of third-party manufacturers for our PoNS device and our future manufacturing strategy;

•	our ability to complete the technology transfer to a scale manufacturer for FDA submission and to scale production for commercial launch, if ever;

•	our sources of revenues and anticipated revenues, including contributions from distributors and collaborators, product sales, license agreements and other collaborative efforts for the development and commercialization of products;

•	the competition we face from other companies, research organizations, academic institutions and government agencies, and the risks such competition pose to our PoNS treatment;

•	the rate and degree of market acceptance of our PoNS treatment, if approved for commercialization;

•	the building of the physical therapist infrastructure to coincide with the launch of the PoNS treatment, if approved for commercialization;

•	our ability to defend ourselves against third-party claims of infringement or violation of, or other conflicts with, our intellectual property rights;

•	regulatory developments and the regulatory environments in which we operate;

•	our future growth plans;

•	our estimate of the size of the potential addressable market for our PoNS treatment, if approved for commercialization;

•	the timing and amount of reimbursement for our PoNS treatment;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	market and industry trends;

•	our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth; and

•	our anticipated use of the net proceeds from the sale of the securities offered hereby.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein and the documents that we have filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part completely and with the understanding that our actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, particularly in the “Risk Factors” sections of such documents, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We qualify all of the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein by reference to these cautionary statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements except as required by law.

USE OF PROCEEDS

We estimate that the net proceeds to us from our issuance and sale of shares of our Class A Common Stock and warrants in this offering will be approximately US$14.1 million, or approximately US$16.3 million if the underwriters exercise in full their option to purchase up to 321,285 additional shares of Class A Common Stock and additional warrants to purchase up to 321,285 shares of our Class A Common Stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Our cash balance as of December 31, 2017 was US$5.6 million. We currently intend to use the net proceeds from this offering, along with our current cash, as follows:

•	US$4.4 million to fund our manufacturing and development activities for the PoNS device, including scale-up and transfer to our contract manufacturing partner, and building launch inventory;

•	US$2.5 million to fund research and development activities and other preparations for our submissions for marketing authorization of the PoNS device to the FDA and other regulatory authorities;

•	US$5.0 million to fund commercial launch preparations for the PoNS treatment; and

•	the remainder for working capital and general corporate purposes.

We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

Based on our current operational plans and assumptions, we expect that the net proceeds from this offering, along with our current cash will be sufficient to enable us to fund our operations through at least June 30, 2019. We believe this will be sufficient to enable us to submit an application for marketing authorization to the FDA, potentially receive FDA clearance to market the PoNS device and execute a targeted commercial launch.

The expected use of our net proceeds from this offering described above represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the review by the FDA and other foreign regulatory authorities of our marketing authorization applications. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending these uses, we expect to invest the net proceeds in short-term, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

CAPITALIZATION

The following table sets forth our cash and capitalization as of December 31, 2017 on:

•	an actual basis;

•	on a pro forma basis to give effect to the issuance of an aggregate of 555,556 shares of Class A Common Stock in connection with the exercise of the A&B Warrants (and the related reclassification of $3.4 million of derivative liability to common stock), and the issuance of an aggregate of 62,909 shares of Class A Common Stock issued pursuant to the exercise of outstanding stock options subsequent to December 31, 2017 (and related reclassification of $0.8 million of derivative liability as common stock); and

•	on a pro forma as adjusted basis to give effect to the further issuance and sale by us of 2,141,900 shares of our Class A Common Stock and warrants in this offering, and the receipt of the net proceeds from the sale of these securities, at a public offering price of $7.47 per share and accompanying warrant, on as, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference in this prospectus supplement.

	As of December 31, 2017
	Actual	Pro Forma	Pro Forma, As Adjusted
	(in thousands, except share data) (unaudited)
Cash	$5,562	$9,312	$23,402
Stockholders’ equity:
Common stock (unlimited Class A common shares authorized, no par value), 20,178,226 shares issued and outstanding actual; 20,796,691 shares issued and outstanding, pro forma; 22,938,591 shares issued and outstanding, pro forma as adjusted	52,230	60,242	74,332
Additional paid-in capital	6,602	6,602	6,602
Accumulated other comprehensive income	47	47	47
Accumulated deficit	(66,369)	(66,369)	(66,369)

Total stockholders’ (deficit) equity	(7,490)	522	14,612

Total capitalization	$(7,490)	$522	$14,612

The table above excludes the following shares:

•	1,371,739 shares of our Class A Common Stock issuable upon the exercise of stock options outstanding as of December 31, 2017, at a weighted-average exercise price of CAD$5.85 per share, after giving effect to the exercise of options to purchase 62,909 shares;

•	75,023 shares of Class A Common Stock issuable upon the exercise of 50,015 compensation options outstanding as of December 31, 2017, which options are exercisable to purchase units, each unit consisting of one share of our Class A Common Stock and one half of one common share purchase warrant, and the exercise of such underlying warrants (each compensation option entitles the holder thereof to acquire one unit at a price of CAD$5.00 per unit until April 18, 2018, and each whole warrant entitles the holder thereof to acquire one additional share of our Class A Common stock on or before April 18, 2019 at an exercise price of CAD$7.50 per share);

•	961,489 shares of Class A Common Stock issuable upon the exercise of warrants outstanding as of December 31, 2017, at a weighted-average exercise price of CAD$7.50;

•	787,853 shares of Class A Common Stock issuable upon the exercise of warrants outstanding as of December 31, 2017, at a weighted-average exercise price of US$12.72, and after giving effect to the exercise of 555,556 warrants related to A&B; and

•	an aggregate of 2,733,614 shares of Class A Common Stock reserved, as of December 31, 2017, for future issuance under our June 2014 Stock Incentive Plan and our 2016 Omnibus Incentive Plan.

DIVIDEND POLICY

We have never declared or paid any dividends on our Class A Common Stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.

DILUTION

If you invest in our Class A Common Stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share and accompanying warrant you will pay in this offering and the as adjusted net tangible book value per share of our Class A Common Stock after this offering, after giving effect to the exercise of 555,556 A&B warrants and the exercise of 62,909 stock options. Our historical net tangible book value as of December 31, 2017 was a deficit of $7.5 million, or $(0.37) per share of Class A Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our Class A Common Stock outstanding on December 31, 2017.

After giving effect to the issuance of 555,556 shares of Class A Common Stock in connection with the exercise of the A&B warrants and the issuance of 62,909 shares of Class A Common Stock issued pursuant to the exercise of outstanding stock options subsequent to December 31, 2017, our pro forma net tangible book value as of December 31, 2017 would have been $0.5 million, or $0.03 per share. After giving further effect to our issuance and sale of shares of Class A Common Stock and accompanying warrants to purchase shares of Class A Common Stock in this offering at a public offering price of US$7.47 per share and accompanying warrant, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2017 would have been $14.6 million, or $0.64 per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $0.61 to existing shareholders and immediate dilution of $6.83 in pro forma as adjusted net tangible book value per share to new investors purchasing Class A Common Stock in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price paid by new investors (for the purposes of this calculation, attributing the entire price to the shares and no portion to the warrants sold in the offering). The following table illustrates this per share dilution to the new investors in this offering without giving effect to the option to purchase additional shares granted to the underwriters:

Public offering price per share and warrant		$7.47
Net tangible book deficit per share as of December 31, 2017	$(0.37)
Increase per share attributable to issuances of Class A Common Stock in exercise of A&B Warrants and outstanding stock options subsequent to December 31, 2017	0.40
Increase per share attributable to sale of shares of Class A Common Stock and warrants in this offering	0.61

Pro forma as adjusted net tangible book value per share after this offering		0.64

Dilution per share to new investors in this offering		$6.83

If the underwriters exercise their option to purchase additional shares and accompanying warrants in full at the public offering price of US$7.47 per share and accompanying warrant, after deducting the underwriting discounts and commissions, the pro forma as adjusted net tangible book value will increase to $0.73 per share, representing an immediate increase to existing shareholders of $0.70 per share and an immediate dilution of $6.74 per share to new investors. If any shares of Class A Common Stock are issued upon exercise of outstanding options or warrants at prices below the public offering price, you will experience further dilution.

The above discussion and table are based on 20,178,226 shares of our Class A Common Stock outstanding as of December 31, 2017, plus an aggregate of 555,556 shares of Class A Common Stock issued during the first quarter of 2018 related to the A&B Warrants and an aggregate of 62,909 shares of Class A Common Stock issued pursuant to the exercise of outstanding stock options subsequent to December 31, 2017, and excludes:

•	1,371,739 shares of our Class A Common Stock issuable upon the exercise of stock options outstanding as of December 31, 2017, at a weighted-average exercise price of CAD$5.85 per share, after giving effect to the exercise of options to purchase 62,909 shares;

•	75,023 shares of Class A Common Stock issuable upon the exercise of 50,015 compensation options outstanding as of December 31, 2017, which options are exercisable to purchase units, each unit consisting of one share of our Class A Common Stock and one half of one common share purchase warrant, and the exercise of such underlying warrants (each compensation option entitles the holder thereof to acquire one unit at a price of CAD$5.00 per unit until April 18, 2018, and each whole warrant entitles the holder thereof to acquire one additional share of our Class A Common stock on or before April 18, 2019 at an exercise price of CAD$7.50 per share);

•	961,489 shares of Class A Common Stock issuable upon the exercise of warrants outstanding as of December 31, 2017, at a weighted-average exercise price of CAD$7.50;

•	787,853 shares of Class A Common Stock issuable upon the exercise of warrants outstanding as of December 31, 2017, at a weighted-average exercise price of US$12.72, and after giving effect to the exercise of 555,556 warrants related to A&B;

•	an aggregate of 2,733,614 shares of Class A Common Stock reserved, as of December 31, 2017, for future issuance under our June 2014 Stock Incentive Plan and our 2016 Omnibus Incentive Plan.

To the extent that any options or warrants are exercised, new equity awards are issued under our 2016 Omnibus Incentive Plan or we otherwise issue additional shares of Class A Common Stock in the future at a price less than the public offering price, there may be further dilution to new investors in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our Class A Common Stock are described under the caption “Description of Our Capital Stock” starting on page 10 of the accompanying prospectus. Our Class A Common Stock is listed on the TSX under the symbol “HSM” and on the OTCQB marketplace, operated by OTC Markets Group, under the symbol “HSDT.” Our Class A Common Stock has been approved for listing on The Nasdaq Capital Market (“Nasdaq”) under the symbol “HSDT.”

The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company of Canada.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which will be filed with the SEC by us as an exhibit to a Current Report on Form 8-K in connection with this offering. Prospective investors should carefully review the terms and provisions of the form of the warrant for a complete description of the terms and conditions of the warrants.

Term.    The warrants are exercisable immediately upon issuance and will remain exercisable until 4:00 p.m. (EST) on April 10, 2021. The term can also be extended by us at our sole discretion.

Exercise Price.    The exercise price of the warrants is CAD$12.25 per whole share of Class A Common Stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, stock issuances, reclassifications or similar events affecting our Class A Common Stock.

Exercisability.    Holders may exercise the warrants beginning on issuance and at any time during the applicable term of the warrant. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A Common Stock purchased upon such exercise.

No Fractional Shares.    No fractional warrants will be issued and warrants may only be exercised in a sufficient number to acquire whole numbers of shares.

Transferability.    Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Authorized Shares.    During the period the warrants are outstanding, we will reserve from our authorized and unissued Class A Common Stock a sufficient number of shares to provide for the issuance of shares of Class A Common Stock underlying the warrants upon the exercise of the warrants.

Exchange Listing.    We do not plan on applying to list the warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Right as a Shareholder.    Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Class A Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Class A Common Stock, including any voting rights, until they exercise their warrants. Holders of warrants will be entitled to participate in rights offerings and distributions, even if they do not exercise their warrants.

Fundamental Transaction.    If, at any time while the warrants are outstanding, we effect a merger, consolidation, reorganization or another fundamental transaction as described in the warrant, then we have agreed to use our best efforts to ensure that lawful and adequate provision is made for the surviving or acquiring entity in the transaction to assume each warrant for that number of shares in the surviving or acquiring entity having an aggregate value equal to the Black-Scholes value of the warrant, or else the surviving or acquiring entity will pay to holders of the warrants an aggregate value equal to the Black-Scholes value of their respective warrants, in the same form and percentage consideration that the surviving or acquiring entity pays to our shareholders as consideration in the transaction.

Waivers and Amendments.    Any term of the warrants issued in the offering may be amended or waived with our written consent and the written consent of holders representing at least a majority of the shares of Class A Common Stock issuable upon exercise of the warrants then outstanding. The foregoing notwithstanding, we may extend the termination date and reduce the exercise price without the consent of the holders.

Enforceability of Rights by Holders of Warrants.    Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our Class A Common Stock issued pursuant to this offering (the “Shares”), the acquisition, exercise, disposition and lapse of warrants to purchase shares of our Class A Common Stock issued pursuant to this offering (the “Warrants”), and the acquisition, ownership and disposition of shares of our Class A Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). The Shares, the Warrants and the Warrant Shares are collectively referred to herein as our “securities.” All prospective non-U.S. holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities. In general, a non-U.S. holder means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus.

We assume in this discussion that a non-U.S. holder holds our securities as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, holders subject to special tax accounting rules under Section 451(b) of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our securities.

Allocation of Purchase Price

For U.S. federal income tax purposes, the purchase of Shares and Warrants in this offering by non-U.S. holders will be treated as the purchase of two components: a component consisting of one Share and a component consisting of a Warrant to purchase one Warrant Share. The purchase price for the Shares and Warrants will be allocated between these two components in proportion to their relative fair market values at the time the Shares and the Warrants are purchased by the non-U.S. holder. This allocation of the purchase price will establish the non-U.S. holder’s initial tax basis for U.S. federal income tax purposes for each Share and Warrant.

We will complete this allocation following the closing of the offering. A holder’s allocation of the purchase price between the Shares and Warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each non-U.S. holder should consult its own tax advisor regarding the allocation of the purchase price.

Exercise of Warrants

A non-U.S. holder generally will not recognize gain or loss on the exercise of a Warrant and the related receipt of Warrant Shares (unless cash is received in lieu of the issuance of a fractional Warrant Share and certain other conditions are present, as discussed below under “—Gain on Sale, Exchange or Other Taxable Disposition of Our Securities”). A non-U.S. holder’s initial tax basis in the Warrant Shares received on the exercise of a Warrant will be equal to the sum of (a) such non-U.S. holder’s tax basis in such Warrant plus (b) the exercise price paid by such non-U.S. Holder on the exercise of such Warrant. A non-U.S. holder’s holding period for the Warrant Share received on the exercise of a Warrant should begin on the day after the date that such Warrant is exercised by such non-U.S. holder.

Lapse of Warrants

If a non-U.S. holder allows a Warrant to expire unexercised, the expiration of the Warrant will be treated as a sale or exchange of a capital asset on the expiration date. With respect to Warrants purchased in this offering, because the term of the Warrants is more than one year, the non-U.S. holder’s resulting capital loss will be a long-term capital loss. Deduction of capital losses is subject to limitations.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a non-U.S. holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in our earnings and profits as determined under U.S. federal income tax principles or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). See the more detailed discussion of the rules applicable to distributions made by us under the heading “—Distributions on the Shares or the Warrant Shares” below.

Distributions on the Shares, the Warrant Shares or the Warrants

Distributions, if any, on the Shares, the Warrant Shares or the Warrants generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s adjusted tax basis in the Shares, the Warrant Shares or the Warrants, as applicable. Any remaining excess will be treated as capital gain from the sale or exchange of such Shares or Warrant Shares, subject to the tax treatment described below in “—Gain on Sale, Exchange or Other Taxable Disposition of Our Securities.”

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder generally will be required to provide (a) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions will also be subject to the discussion below under the headings “—Backup Withholding and Information Reporting” and “—Foreign Accounts.”

Dividend Equivalents

Section 871(m) of the Code treats as dividends from sources within the United States, and therefore subject to withholding of U.S. federal income tax at a 30% rate (or such lower applicable treaty rate) certain payments or deemed payments on certain financial instruments to the extent that such payments or deemed payments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Regulations promulgated under Section 871(m), certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments that reference U.S. stocks may be treated as dividend equivalents. Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Under IRS and U.S. Treasury guidance Section 871(m) will apply only to “delta-one” instruments issued in 2018. A “delta one” instrument is one in which the ratio of the change in the fair market value of the instrument to the change in the fair market value of the property referenced by the contract is equal to 1.00. We do not believe that the Warrants are delta one instruments. Accordingly, non-U.S. holders of the Warrants should not be subject to tax under Section 871(m). Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Warrants.

Gain on Sale, Exchange or Other Taxable Disposition of Our Securities

Subject to the discussion below under the headings “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such non-U.S. holder’s sale, exchange or other taxable disposition of our securities unless:

•	the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “—Distributions on the Shares or the Warrant Shares” also may apply;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

•	we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” in which case such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and may be subject to withholding at a rate of 15%. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our Class A Common Stock is regularly traded, as defined by applicable U.S. Treasury Regulations, on an established securities market, the Shares and the Warrant Shares will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding Class A Common Stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held the Shares or Warrant Shares, as applicable. There can be no assurance that our Class A Common Stock will continue to qualify as regularly traded on an established securities market. Disposition by a non-U.S. holder of our Warrants (that are not expected to be regularly traded on an established securities market) may also be eligible for an exemption from withholding even if we are treated as a U.S. real property holding corporation, if on the date such Warrants were acquired by such non-U.S. holder such holdings had a fair market value no greater than the fair market value on that date of 5% of our regularly-traded Class A Common Stock, provided that, if a non-U.S. holder holding our not-regularly-traded Warrants subsequently acquires additional Warrants, then such interests would be aggregated and valued as of the date of the subsequent acquisition to apply this 5% limitation.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our securities paid to such non-U.S. holder and the tax withheld, if any, with respect to such dividends. Non-U.S.

holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to any dividends on our securities. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our securities if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) or IRS Form W-8ECI, or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “—Distributions on the Shares or the Warrant Shares,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our securities by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts

The Code generally imposes a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our securities paid to a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. A U.S. federal withholding tax of 30% also applies to dividends and will apply to the gross proceeds of a disposition of our securities paid to a non-financial foreign entity (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity, or otherwise qualifies for an exemption from these rules. The withholding provisions described above currently apply to dividends paid on our securities and will generally apply with respect to gross proceeds of a sale or other disposition of our securities on or after January 1, 2019. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS. IN ADDITION, SIGNIFICANT CHANGES IN U.S. FEDERAL TAX LAWS WERE RECENTLY ENACTED. PROSPECTIVE INVESTORS SHOULD ALSO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF OUR CLASS A COMMON STOCK

The following is a summary of the material Canadian federal income tax considerations under the Income Tax Act (Canada), or the “Tax Act,” generally applicable to a holder who acquires the Class A Common Stock and Warrants pursuant to this offering and Class A Common Stock on exercise of Warrants, and who, for the purposes of the Tax Act and at all relevant times, holds such Class A Common Stock and Warrants as capital property, deals at arm’s length with us and the underwriters, and is not affiliated with us or the underwriters, which we refer to as a “Holder.” The Class A Common Stock and Warrants will generally be considered to be capital property to a holder unless the holder holds such Class A Common Stock and Warrants in the course of carrying on a business of buying and selling securities or has acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) with respect to which our company is or will be, at any time, a “foreign affiliate” within the meaning of the Tax Act, (ii) that is a “financial institution” for the purposes of the mark-to-market rules under the Tax Act, (iii) an interest in which is a “tax shelter” or a “tax shelter investment,” each as defined in the Tax Act, (iv) that is a “specified financial institution” as defined in the Tax Act, (v) which has made a “functional currency” reporting election under section 261 of the Tax Act to report the holder’s “Canadian tax results” (as defined in the Tax Act) in a currency other than the Canadian currency, or (vi) that has entered, or will enter, into a “derivative forward agreement,” as defined in the Tax Act, with respect to the Class A Common Stock and Warrants. Any such Holder should consult its own tax advisor with respect to the income tax considerations applicable to it in respect of acquiring, holding and disposing of the Class A Common Stock and Warrants acquired pursuant to this offering.

This summary is based on the current provisions of the Tax Act and the regulations promulgated thereunder and an understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made publicly available prior to the date hereof. This summary also takes into account all proposed amendments to the Tax Act and the regulations promulgated thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, which we refer to as the “Proposed Amendments,” and assumes that such Proposed Amendments will be enacted in the form proposed, although no assurance can be given that the Proposed Amendments will be enacted in their current form or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any other changes in law or any changes in the CRA’s administrative policies or assessing practices, whether by judicial, governmental or legislative action or decision, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein. The provisions of provincial income tax legislation vary from province to province in Canada and in some cases differ from those in the Tax Act.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax considerations applicable to any particular Holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. The relevant tax considerations applicable to the acquiring, holding and disposing of the Class A Common Stock and Warrants may vary according to the status of the purchaser, the jurisdiction in which the purchaser resides or carries on business and the purchaser’s own particular circumstances. Accordingly, prospective Holders are urged to consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of the Class A Common Stock and Warrants.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Class A Common Stock and Warrants (including dividends, adjusted cost base and proceeds of disposition) must generally be expressed in Canadian dollars. Amounts denominated in any other currency must be converted into Canadian dollars generally based on the exchange rate quoted by the Bank of Canada on the date such amounts arise or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada).

Allocation of Cost

The total purchase price of Class A Common Stock and Warrants must be allocated on a reasonable basis between the Class A Common Stock and the Warrants to determine the cost of each to the Holder for the purposes of the Tax Act.

We will complete this allocation following the closing of the offering based on the relative values of the Warrants and of our Class A Common Stock. A holder’s allocation of purchase price between Class A Common Stock and Warrants is not binding on the CRA or the courts, and no assurance can be given that the CRA or the courts will agree with a holder’s allocation. The Holder’s adjusted cost base of the Class A Common Stock will be determined by averaging the cost allocated to the Class A Common Stock with the adjusted cost base to the Holder of all Class A Common Stock owned by the Holder as capital Property immediately prior to such acquisition.

Exercise of Warrants

No gain or loss will be realized by a Holder upon the exercise of a Warrant. When a Warrant is exercised, the Holder’s cost of the Class A Common Stock acquired thereby will be the aggregate of the Holder’s adjusted cost base of such Warrant and the exercise price paid for the Class A Common Stock. The Holder’s adjusted cost base of the Class A Common Stock so acquired will be determined by averaging such cost with the adjusted cost base of all other Class A Common Stock owned by the Holder as capital Property immediately prior to such acquisition.

Holders Resident in Canada

The following discussion applies to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is resident in Canada, which we refer to as a “Resident Holder.”

Expiry of Warrants

In the event of the expiry of an unexercised Warrant, a Resident Holder generally will realize a capital loss equal to the Resident Holder’s adjusted cost base of such Warrant. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Taxation of Capital Gains and Capital Losses.”

Dividends on Shares of Our Class A Common Stock

A Resident Holder will be required to include in computing such Resident Holder’s income for a taxation year the amount of any dividends, if any, received (or deemed to be received) on the Class A Common Stock, including amounts deducted for U.S. withholding tax. Dividends received on the Class A Common Stock by a Resident Holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act normally applicable to taxable dividends received from “taxable Canadian corporations” (as defined in the Tax Act). A Resident Holder that is a corporation will not be entitled to deduct the amount of such dividends in computing its taxable income.

To the extent that U.S. withholding tax is payable by a Resident Holder in respect of any dividends received on the Class A Common Stock, the Resident Holder may be eligible for a foreign tax credit or deduction under the Tax Act to the extent and under the circumstances described in the Tax Act. Resident Holders should consult their own tax advisors regarding the availability of a foreign tax credit or deduction, having regard to their particular circumstances.

Disposition of Shares of Our Class A Common Stock and Warrants

A disposition or deemed disposition of the Class A Common Stock or a Warrant (other than on the exercise thereof) by a Resident Holder (including on a purchase of a Class A Common Stock for cancellation by our company) will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of the disposition, exceed (or are exceeded by) the adjusted cost base to the Resident Holder of such Class A Common Stock immediately before the disposition. See “—Taxation of Capital Gains and Capital Losses.”

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder will be included in the Resident Holder’s income for the year of disposition. One-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year generally must be deducted by the Resident Holder against taxable capital gains in that year (subject to, and in accordance with, the provisions of the Tax Act). Allowable capital losses in excess of taxable capital gains realized by a Resident Holder in a taxation year may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

Capital gains realized by a Resident Holder that is an individual or trust, other than certain specified trusts, may give rise to a liability for minimum tax under the Tax Act.

U.S. tax, if any, levied on any gain realized on a disposition of the Class A Common Stock or Warrants may be eligible for a foreign tax credit under the Tax Act to the extent and under the circumstances described in the Tax Act. Resident Holders should consult their own tax advisors with respect to the availability of a foreign tax credit, having regard to their particular circumstances.

Offshore Investment Fund Property Rules

The Tax Act contains provisions (the “OIF Rules”) which, in certain circumstances, may require a Resident Holder to include an amount in income in each taxation year in respect of the acquisition and holding of the Class A Common Stock or Warrants if (1) the value of such Class A Common Stock or Warrants may reasonably be considered to be derived, directly or indirectly, primarily from portfolio investments in: (i) shares of the capital stock of one or more corporations, (ii) indebtedness or annuities, (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities, (iv) commodities, (v) real estate, (vi) Canadian or foreign resource properties, (vii) currency of a country other than Canada, (viii) rights or options to acquire or dispose of any of the foregoing, or (ix) any combination of the foregoing, which we collectively refer to as “Investment Assets;” and (2) it may reasonably be concluded that one of the main reasons for the Resident Holder acquiring, holding or having the Class A Common Stock or Warrants was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act if the income, profits and gains had been earned directly by the Resident Holder.

In making the determination under point (2) in the preceding paragraph, the OIF Rules provide that regard must be had to all of the circumstances, including (i) the nature, organization and operation of any non-resident entity, including our company, and the form of, and the terms and conditions governing, the Resident Holder’s interest in, or connection with, any such non-resident entity, (ii) the extent to which any income, profit and gains that may reasonably be considered to be earned or accrued, whether directly or indirectly, for the benefit of any non-resident entity, including our company, are subject to an income or profits tax that is significantly less than the income tax that would be applicable to such income, profits and gains if they were earned directly by the Resident Holder, and (iii) the extent to which any income, profits and gains of any non-resident entity, including our company, for any fiscal period are distributed in that or the immediately following fiscal period.

If applicable, the OIF Rules generally require a Resident Holder to include in the Resident Holder’s income for each taxation year in which such Resident Holder owns the Class A Common Stock or Warrants the amount, if any, by which (i) the total of all amounts each of which is the product obtained when the Resident Holder’s “designated cost” (as defined in the Tax Act) of the Class A Common Stock or Warrants at the end of a month in the year is multiplied by 1/12 of the aggregate of the prescribed rate of interest for the period including that month plus two percentage points exceeds (ii) any dividends or other amounts included in computing such Resident Holder’s income for the year (other than a capital gain) from the Class A Common Stock or Warrants determined without reference to the OIF Rules. Any amount required to be included in computing a Resident Holder’s income in respect of the Class A Common Stock or Warrants under these provisions will be added to the adjusted cost base and the designated cost of the Class A Common Stock or Warrants to the Resident Holder.

The CRA has taken the position that the term “portfolio investment” should be given a broad interpretation. Notwithstanding this interpretation, we do not believe that the value of the Class A Common Stock or Warrants should be regarded as being derived, directly or indirectly, primarily from portfolio investments in Investment Assets, though the CRA may take a different view. However, if the term “portfolio investment” should be given a broad interpretation, and even if the value of the Class A Common Stock or Warrants may reasonably be considered to be derived, directly or indirectly, primarily from portfolio investments in Investment Assets, the OIF Rules will apply to a Resident Holder only if it is reasonable to conclude that one of the main reasons for the Resident Holder acquiring, holding or having the Class A Common Stock or Warrants was to derive a benefit from Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act if the income, profits and gains had been earned directly by the Resident Holder.

The OIF Rules are complex and their application will potentially depend, in part, on the reasons for a Resident Holder acquiring, holding or having the Class A Common Stock and Warrants. Resident Holders are urged to consult their own tax advisors regarding the application and consequences of the OIF Rules in their particular circumstances.

Additional Refundable Tax

A Resident Holder that is, throughout its taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act) may be subject to pay a refundable tax on its “aggregate investment income” (as defined in the Tax Act), including taxable capital gains and certain dividends.

Foreign Property Information Reporting

In general, a Resident Holder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or a fiscal period and whose total “cost amount” (as defined in the Tax Act) of “specified foreign property” (as defined in the Tax Act), including the Class A Common Stock and Warrants, at any time in the year or fiscal period exceeds C$100,000 will be required to file an information return with the CRA for the taxation year or fiscal period disclosing certain prescribed information in respect of such property. Subject to certain exceptions, a taxpayer resident in Canada, other than a corporation or trust exempt from tax under Part I of the Tax Act, will be a “specified Canadian entity,” as will certain partnerships. The Class A Common Stock and Warrants will be “specified foreign property” to a Resident Holder. Penalties may apply where a Resident Holder fails to file the required information return in respect of such Resident Holder’s “specified foreign property” on a timely basis in accordance with the Tax Act.

The reporting rules in the Tax Act relating to “specified foreign property” are complex and this summary does not purport to address all circumstances in which reporting may be required by a Resident Holder. Resident Holders should consult their own tax advisors regarding the reporting rules contained in the Tax Act.

Holders Not Resident in Canada

The following portion of this summary is applicable to a Holder who at all relevant times: (i) has not been, is not, and will not be resident or deemed to be resident in Canada for purposes of the Tax Act or any applicable tax treaty or convention; and (ii) does not and will not use or hold, and is not and will not be deemed to use or hold, the Class A Common Stock and Warrants in connection with, or in the course of, carrying on a business in Canada (a “Non- Resident Holder”). Special rules, which are not discussed in this summary, may apply to a non-resident insurer carrying on business in Canada and elsewhere. Such a non-resident insurer should consult its own tax advisors.

Dividends on Shares of Our Class A Common Stock

Dividends paid in respect of the Class A Common Stock to a Non-Resident Holder will not be subject to Canadian withholding tax or other income tax under the Tax Act.

Disposition of Shares of Our Class A Common Stock and Warrants

A Non-Resident Holder who disposes or is deemed to dispose of the Class A Common Stock and Warrants that were acquired under the offering will not be subject to Canadian income tax in respect of any capital gain realized on the disposition unless such Class A Common Stock or Warrants constitute “taxable Canadian property” of the Non-Resident Holder for the purposes of the Tax Act and no exemption is available under an applicable income tax treaty or convention between Canada and the jurisdiction in which the Non-Resident Holder is resident.

Generally, the Class A Common Stock or Warrants will not be taxable Canadian property at a particular time of a Non-Resident Holder provided that shares of our Class A Common Stock are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSX and Nasdaq) at that time, unless, at any time during the sixty-month period that ends at that time both (a)(i) the Non-Resident Holder, (ii) persons not dealing at arm’s length with such Non-Resident Holder, (iii) partnerships in which the Non-Resident Holder or a person mentioned in (a)(ii) holds a membership interest directly or indirectly through one or more partnerships or (iv) any combination of (a)(i) to (iii), owned 25% or more of the issued shares of any class or series of the capital stock of our company and (b) more than 50% of the fair market value of such Class A Common Stock was derived directly or indirectly from one or any combination of (i) real or immovable property situated in Canada; (ii) “Canadian resource properties” as defined in the Tax Act; (iii) “timber resource properties” as defined in the Tax Act; and (iv) options in respect of, interests in or rights in any property listed in (b)(i) to (iii), whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Class A Common Stock may be deemed to be taxable Canadian property of a Non-Resident Holder. Non-Resident Holders whose Class A Common Stock or Warrants are taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated April 11, 2018, between us and BTIG, LLC and Echelon Wealth Partners Inc., as representatives of the underwriters named below (the “Representatives”) and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of Class A Common Stock and accompanying warrants shown opposite its name below:

Underwriter	Number of Shares	Number of Shares Underlying Accompanying Warrants
BTIG, LLC	1,178,045	1,178,045
Echelon Wealth Partners Inc.	963,855	963,855

Total	2,141,900	2,141,900

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares and warrants if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons and affiliates against certain liabilities, including liabilities under the Securities Act and applicable Canadian securities laws, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares and warrants subject to their acceptance of the shares and warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority. This offering is being made concurrently in the United States and in each province of Canada. Any sales of the shares and warrants pursuant to this prospectus supplement in Canada are to be made by Echelon Wealth Partners Inc., a registered Canadian investment dealer. Subject to applicable law, the underwriters may offer shares and warrants outside of the United States and Canada.

Option to Purchase Additional Shares and Warrants

We have granted to the underwriters an option, exercisable 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 321,285 additional shares of Class A Common Stock at a price of $6.6928 per share and/or additional warrants to purchase up to 321,285 additional shares at a purchase price of $0.329 per warrant. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares and/or warrants, as applicable, approximately proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares and warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.22 per share and accompanying warrant. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $0.09 per share and accompanying warrant to certain brokers and dealers. After the initial offering, the Representatives may change the offering price and other selling terms.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares and warrants.

	Per Share and Accompanying Warrant		Total
	Without Option to Purchase Additional Shares and Warrants	With Option to Purchase Additional Shares and Warrants	Without Option to Purchase Additional Shares and Warrants	With Option to Purchase Additional Shares and Warrants
Public offering price	$7.4700	$7.4700	$15,999,993.00	$18,399,991.95
Underwriting discounts and commissions	$0.4482	$0.4482	$959,999.58	$1,103,999.52
Proceeds to us, before expenses	$7.0218	$7.0218	$15,039,993.42	$17,295,992.43

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $950,000. We have also agreed to reimburse the underwriters for up to $300,000 of certain of their counsels’ fees and expenses, which reimbursed fee is deemed underwriting compensation for this offering by FINRA.

Listing

Our Class A Common Stock has been approved for listing on Nasdaq under the symbol “HSDT.” Our Class A Common Stock is also listed on the Toronto Stock Exchange (the “TSX”) under the trading symbol “HSM.” There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq, any other national securities exchange or any other nationally recognized trading system.

No Sales of Similar Securities

We, our officers and our directors have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 90 days after the date of the underwriting agreement:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of, any shares of Class A Common Stock, options or warrants to acquire shares of Class A Common Stock, or securities exchangeable or exercisable for or convertible into shares of Class A Common Stock currently or hereafter owned either of record or beneficially,

•	enter into any swap, hedge or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of Class A Common Stock, or securities exchangeable or exercisable for or convertible into shares of Class A Common Stock, or

•	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of BTIG, LLC.

In addition, we and each such person agrees that, without the prior written consent of BTIG, LLC, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock.

The Representatives may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements.

Market Making, Stabilization and Other Transactions

The underwriters may make a market in the Class A Common Stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class A Common Stock, that you will be able to sell any of the Class A Common Stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, and certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Class A Common Stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the number of shares of our Class A Common Stock the underwriters may acquire through their option to purchase additional shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares of our Class A Common Stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the number of shares of our Class A Common Stock the underwriters may acquire through the option to purchase additional shares in this offering. The underwriters must close out any naked short position by purchasing shares of Class A Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our Class A Common Stock in the open market after pricing that could adversely affect investors who purchase shares and warrants in this offering.

A stabilizing bid is a bid for the purchase of shares of Class A Common Stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the Class A Common Stock. A syndicate covering transaction is the bid for or the purchase of shares of Class A Common Stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or retarding a decline in the market price of our Class A Common Stock. As a result, the price of our Class A Common Stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if shares of the Class A Common Stock associated with an original sale by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A Common Stock. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time.

Passive Market Making

The underwriters may also engage in passive market making transactions in our Class A Common Stock on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares and warrants in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Class A Common Stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and, if commenced, may end passive market making activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters, selling group members (if any) or their affiliates. The underwriters may agree with us to allocate a specific number of shares and warrants for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its business, the underwriters and their respective affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Stamp Taxes

If you purchase shares and warrants offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Notice to Investors

Australia

The prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive the prospectus in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under the prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to the prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each referred to herein as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to herein as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by the prospectus has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of

Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

The prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, the prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in the prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

The prospectus has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, the prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the offered securities under Section 275 of the SFA except:

•	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares,

debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

•	where no consideration is given for the transfer; or

•	where the transfer is by operation of law.

South Africa

Due to restrictions under the securities laws of South Africa, the shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:

i. the offer, transfer, sale, renunciation or delivery is to:

(a) persons whose ordinary business is to deal in securities, as principal or agent;

(b) the South African Public Investment Corporation;

(c) persons or entities regulated by the Reserve Bank of South Africa;

(d) authorized financial service providers under South African law;

(e) financial institutions recognized as such under South African law;

(f) a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund or collective investment scheme (in each case duly registered as such under South African law); or

(g) any combination of the person in (a) to (f); or

ii. the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000.

No “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) in South Africa is being made in connection with the issue of the shares. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. Any issue or offering of the shares in South Africa constitutes an offer of the shares in South Africa for subscription or sale in South Africa only to persons who fall within the exemption from “offers to the public” set out in section 96(1)(a) of the South African Companies Act. Accordingly, this document must not be acted on or relied on by persons in South Africa who do not fall within section 96(1)(a) of the South African Companies Act (such persons being referred to as “SA Relevant Persons”). Any investment or investment activity to which this document relates is available in South Africa only to SA Relevant Persons and will be engaged in South Africa only with SA Relevant Persons.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. The prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither the prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither the prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, the prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

The prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors (as defined in the Prospectus Directive) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

The prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the shares of Class A Common Stock offered hereby will be passed upon for us by Holland & Hart LLP, Cheyenne, Wyoming, our special Wyoming counsel. Certain Canadian legal matters relating to the offering will be passed on for us by Blake, Cassels & Graydon LLP, Vancouver, British Columbia. Certain other legal matters in connection with the offering, including the enforceability of the warrants, will be passed upon for us by Cooley LLP, Reston, Virginia. Certain U.S. legal matters in connection with this offering will be passed upon for the underwriters by DLA Piper LLP (US), San Diego, California. Certain Canadian legal matters relating to this offering will be passed upon for the underwriters by DLA Piper (Canada) LLP, Toronto, Ontario.

EXPERTS

The financial statements of Helius Medical Technologies, Inc. as of December 31, 2016, December 31, 2017, for the nine months ended December 31, 2016 and for the twelve months ended December 31, 2017, incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940 or telephoning us at (215) 944-6100.

We also maintain a website at www.heliusmedical.com, at which you may access these materials free of charge after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or any document previously incorporated by reference have been modified or superseded.

We incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part the information or documents listed below that we have filed with the SEC (except as noted below, Exchange Act File No. 000-55364), and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K or Schedule 14A) and until the termination or completion of the offering of the securities covered by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (filed March 12, 2018);

•	our Definitive Proxy Statement on Schedule 14A filed on May 1, 2017;

•	our Current Reports on Form 8-K filed on January 4, 2018, January 5, 2018 and January 23, 2018; and

•	the description of our Class A Common Stock included in our registration statement on Form 8-A (Exchange Act File No. 001-38445 filed on April 4, 2018) including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940; telephone: (215) 944-6100.

You also may access these filings on our website at www.heliusmedical.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

PROSPECTUS

$100,000,000

Class A Common Stock

Debt Securities

Warrants

From time to time, we may offer up to $100,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our Class A common stock is listed on the Toronto Stock Exchange (the “TSX”) under the symbols “HSM” and “HSM.S” and is quoted on the OTCQB marketplace, operated by OTC Markets Group, under the symbol “HSDT.” On January 6, 2017 the last reported sale price of our Class A Common Stock as reported on (a) the TSX was CAD$1.96 per share (“HSM”) and CAD$2.00 per share (“HSM.S”) and (b) the OTCQB was US$1.49 per share.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 6, 2017.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

SUMMARY

The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Class A Common Stock, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including our financial statements and the related notes and other documents incorporated by reference in this prospectus, as well as the information under the caption “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus and the exhibits to the registration statement of which this prospectus is a part.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Helius,” the “Company,” “we,” “us” and “our” refer to Helius Medical Technologies, Inc. and its wholly owned subsidiaries, NeuroHabilitation Corporation, or NHC, and Helius Medical Technologies (Canada), Inc. Unless otherwise specified, all references to “dollars,” “US$” or “$” in this prospectus are to United States dollars. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Company Overview

We are a medical technology company focused on neurological wellness. We seek to develop, license or acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself.

On June 13, 2014, we acquired a 100% interest in NeuroHabilitation Corporation (“NHC”) pursuant to a plan of merger whereby our wholly owned subsidiary was merged with and into NeuroHabilitation Corporation and all of the common shares in the capital of NHC were cancelled in consideration for the issuance of an aggregate of 35,300,083 shares of our Class A common stock to the shareholders of NHC. NHC is now our wholly owned subsidiary. Prior to the transaction we had no active business.

NHC is a Delaware corporation, incorporated on January 22, 2013, which is involved in the medical device industry. In January 2013, NHC entered into an exclusive rights agreement whereby Advanced Neuro-Rehabilitation LLC (“ANR”) granted NHC exclusive worldwide rights to ANR’s trade secrets, knowhow and patent pending technology for a non-invasive means for delivering neurostimulation through the oral cavity, in exchange for a 50% equity investment in NHC and a 4% royalty of NHC’s revenue collected from (a) the sale of products covered by any claim of the patent pending rights to end users and (b) services related to the therapy or use of such products in therapy services.

Our Mission and Principal Product

Our mission is to develop, license and acquire non-invasive treatments designed to help patients affected by neurological symptoms caused by disease or trauma. The brain’s ability to reorganize its operation in response to new information sources, new functional needs, or new communication pathways is referred to as neuroplasticity. Neuroplasticity is a process underlying all cerebral learning, training, and rehabilitation. Neuromodulation is the use of various external stimulation to intentionally change and regulate the internal electrochemical environment of the brain.

Applying the principles of neuroplasticity, our portable neuromodulation stimulator (“PoNS™”) device is designed to induce Cranial Nerve Non Invasive Neuromodulation (CNNIN) that utilizes the brain’s innate ability to achieve neuroplastic change to aid persons with neurological, cognitive, sensory, and motor disorders when combined with the rehabilitation process. The PoNS™ device has not yet been approved for commercialization.

Business Uncertainties and Going Concern Risk

To date we have not generated any revenue from the sales of products or services. There are a number of conditions that we must satisfy before we will be able to generate revenue, including but not limited to successful completion of the Traumatic Brain Injury (TBI) or Multiple Sclerosis (MS) clinical studies, U.S. Food and Drug Administration (“FDA”) approval, CE Mark, Health Canada or TGA in Australia clearance of the PoNS™ device for balance disorder associated with TBI, and the manufacture of a commercially-viable version of the PoNS™ device and demonstration of safety and effectiveness sufficient to generate commercial orders by customers for our product, if approved for commercialization. In addition, given the importance of the U.S. Army to our early commercial plans, if the U.S. Army were to eventually decide not to purchase our product, we would need to replace those sales in the civilian market which will lower our early commercialization forecast. To date, we have not achieved any of these conditions, and the successful achievement of such conditions will require significant expenditures. Because we have not generated any revenues, we are significantly dependent on funding from outside investors. There is no guarantee that such funding will be available at all or in sufficient amounts to satisfy our required expenditures. Furthermore, even if we were able to raise sufficient capital to manufacture a commercially-viable version of the PoNS™ device and to receive FDA, CE Mark, Health Canada or TGA in Australia clearance, we do not currently have any contract or other arrangement to sell the PoNS™ device. Accordingly, we cannot assure you that we will ever be able to generate any revenue from the sales of products or services.

There is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our expenditures. As discussed in more detail below, we recently raised additional capital in an unregistered offering of Class A Common Stock and we intend to seek additional funding. However, we do not currently have sufficient resources to accomplish all of the conditions necessary for us to generate revenue.

Corporate Information

We are incorporated in the state of Wyoming under the name “Helius Medical Technologies, Inc.” Our principal executive offices are located at Suite 400, 41 University Drive, Newtown, Pennsylvania 18940, and our telephone number is (215) 809-2018. Our website address is www.heliusmedical.com. We have included our website address in this prospectus solely as an inactive textual reference. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making the decision whether to purchase securities.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until March 31, 2021 or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus and the documents incorporated by reference into this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The Securities We May Offer

We may offer shares of our Class A Common Stock, various series of debt securities and warrants to purchase any such securities, up to a total aggregate offering price of $100,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

Common Stock. We may issue shares of our Class A Common Stock from time to time. The holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have cumulative voting rights. The holders of Class A Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our Class A Common Stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. Holders of our Class A Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our Class A Common Stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our Class A Common Stock. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of Class A Common Stock and/or debt securities in one or more series. We may issue warrants independently or together with Class A Common Stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent and any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated in this prospectus by reference in their entirety, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Class  A Common Stock could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our management’s beliefs and views with respect to future events and are subject to substantial risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, contained in this prospectus and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “plans,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “aims,” “projects,” “predicts,” “pro forma,” “anticipates,” “potential” or other similar words (including their use in the negative), or by discussions of future matters such as the development of product candidates or products, technology enhancements, possible changes in legislation, and other statements that are not historical.

The forward-looking statements in this prospectus include, among other things, statements about:

•	our estimates regarding our expenses, future revenues, anticipated capital requirements and our needs for additional financing;

•	our ability to obtain funding for operations, including research funding;

•	our ability to advance our product candidate into, and successfully complete, clinical trials and the anticipated timing of such clinical trials;

•	the expected timing of the availability of data from our clinical trials;

•	the timing of the initiation, progress and results of clinical trials, preclinical studies and research and development programs;

•	the therapeutic benefits, effectiveness and safety of our product candidate;

•	the benefits and risks of our product candidate as compared to others;

•	our selection and licensing of product candidate;

•	our ability to attract and retain customers;

•	the success and pricing of other competing therapies that are currently or may become available;

•	our ability to attract and retain qualified personnel;

•	the manufacturing capacity of third-party manufacturers for our product candidate;

•	our need to effect a technology transfer to a scale manufacturer once the product candidate are launched;

•	our sources of revenues and anticipated revenues, including contributions from distributors and collaborators, product sales, license agreements and other collaborative efforts for the development and commercialization of products;

•	our expectations regarding regulatory requirements in the U.S., E.U., Canada and Australia;

•	whether we will receive, and the timing and costs of obtaining, regulatory clearances in the U.S., E.U., Canada, Australia and other countries where we intend to sell or license;

•	the competition we face from other companies, research organizations, academic institutions and government agencies, and the risks such competition pose to our product;

•	the rate and degree of market acceptance of our product candidate if approved for commercialization;

•	the building of the physical therapist infrastructure to coincide with the launch of the PoNS™ device if approved for commercialization;

•	our ability to defend ourselves against third-party claims of infringement or violation of, or other conflicts with, our intellectual property rights;

•	regulatory developments and the regulatory environments in which we operate;

•	our future growth plans;

•	our estimate of the size of the potential market for our product candidate;

•	the timing and amount of reimbursement for our product;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	market and industry trends;

•	our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth; and

•	our anticipated use of the net proceeds from the sale of the securities offered hereby.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. We operate in a very competitive and rapidly changing environment. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make, and accordingly you should not place undue reliance on our forward-looking statements. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section in the applicable prospectus supplement and any free writing prospectus, and under similar headings in the documents incorporated by reference herein, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, the applicable prospectus supplement, any free writing prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference herein by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

INDUSTRY AND OTHER DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in, or incorporated by reference in, this prospectus involves a number of assumptions and limitations.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for the advancement of our research and development activities, pre-launch commercialization and manufacturing scale-up, working capital, and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our Articles of Incorporation and amended and restated bylaws are summaries. You should also refer to the Articles of Incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

General

The following description of our capital stock is intended as a summary only. We refer you to our Articles of Incorporation and amended and restated bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Wyoming General Corporation Law. We refer in this section to our amended and restated bylaws as our Bylaws.

Our authorized capital stock consists of an unlimited number of shares of Class A Common Stock, no par value. As of December 20, 2016, there were 84,630,676 shares of our Class A Common Stock issued and outstanding.

Class A Common Stock

Voting

Holders of our Class A Common Stock are entitled to receive notice of and attend any general meeting of the Company. In addition, holders of our Class A Common Stock shall have the right to vote at any such meeting on the basis of one vote for each such share held.

Dividends

Holders of our Class A Common Stock shall, in the absolute discretion of the Board, be entitled to receive dividends as and when declared by the directors out of monies of the Company properly applicable to the payment of dividends. We have never declared or paid any cash dividends on our Class A Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our Class A Common Stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities, and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company for the purpose of winding-up its affairs or upon a reduction of capital the holders of our Class A Common Stock shall share equally, share for share, in the assets and property of the Company.

Warrants

As of December 20, 2016 we had warrants outstanding to purchase an aggregate of 9,585,555 shares of our Class A Common Stock with a weighted average exercise price of $1.36. These warrants expire between April 2018 and April 2019.

Compensation Options

As of December 20, 2016 we had compensation options outstanding which are exercisable to purchase a total of 500,707 units, each unit consisting of one share of our Class A Common Stock and one half of one common share purchase warrant. Each compensation option entitles the holder thereof to acquire one unit at a price of CAD$1.00 per unit until April 18, 2018. Each whole warrant entitles the holder thereof to acquire one additional share of the Company’s Class A Common Stock on or before April 18, 2019 at an exercise price of CAD$1.50 per share.

Stock Options

As of December 20, 2016, options to purchase 9,970,000 shares of our Class A Common Stock with a weighted average exercise price of CAD$1.21 per share, were outstanding. Many of these options are subject to vesting that generally occurs over a period of up to five years following the date of grant.

Anti-Takeover Effects of Our Articles of Incorporation and Wyoming General Corporation Law

Our Articles of Incorporation provide for unlimited authorized shares of our Class A Common Stock. Our authorized but unissued shares of Class A Common Stock will be available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of unlimited authorized but unissued shares of Class A Common Stock could render more difficult or discourage an attempt to obtain control of a majority of our Class A Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Though not now, we may be or in the future we may become subject to Wyoming’s control share law. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third,

(ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others. The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the shareholders of the corporation, approved at a special or annual meeting of shareholders. The control share law contemplates that voting rights will be considered only once by the other shareholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the shareholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any shareholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such shareholder’s shares.

Wyoming’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Wyoming has a business combination law which prohibits certain business combinations between Wyoming corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Wyoming law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of fifteen percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of fifteen percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board.

Registration Rights of A&B

Pursuant to the terms of the Company’s $7,000,000 Credit Facility with A&B Company Limited (the “Credit Facility”), we have agreed to register the shares of Class A Common Stock issued or issuable under the terms of the Credit Facility upon the request of A&B Company Limited. A&B Company Limited currently has beneficial ownership over 11,458,334 shares of our Class A Common Stock, consisting of 7,638,889 shares of Class A Common stock and warrants to purchase 3,819,445 additional shares of Class A Common Stock.

Incentive Plans

We have filed a Form S-8 registration statement under the Securities Act to register shares of our Class A Common Stock issued or reserved for issuance under the June 2014 Stock Incentive Plan. The Form S-8 registration statement became effective immediately upon filing, and shares covered by that registration statement are eligible for sale in the public markets, subject to vesting restrictions and Rule 144 limitations applicable to affiliates. For a more complete discussion of our June 2014 Stock Incentive Plan, see the section titled “Executive and Director Compensation – June 2014 Stock Incentive Plan” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 16, 2016.

On August 8, 2016, our Board adopted the 2016 Incentive Plan and on September 15, 2016 our shareholders voted to approve the 2016 Incentive Plan. The maximum number of shares of Class A Common Stock under the 2016 Incentive Plan is 15,000,000 shares of Class A Common Stock. To date, no grants have been made under the 2016 Incentive Plan. For a more complete discussion of our 2016 Incentive Plan, see the section titled “Summary of the 2016 Incentive Plan” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 16, 2016.

Transfer Agent and Registrar

The transfer agent and the registrar for the Company is Computershare Investor Services Inc., located at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 and 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, V6C 3B4.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Outstanding Debt Securities

As of December 20, 2016, there are no outstanding debt securities.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A Common Stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with Class A Common Stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase Class A Common Stock, the number of shares of Class A Common Stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase Class A Common Stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants to Purchase Class A Common Stock

As of December 20, 2016, we have outstanding immediately exercisable warrants to purchase an aggregate of 9,585,555 shares of our Class A Common Stock at a weighted average exercise price of $1.36 per share and which expire between April 2018 and April 2019.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in global security form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, or The Canadian Depository for Securities, known as CDS, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades (which may involve crosses) or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of the TSX or any other security exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	other than on the TSX or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than Class A Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the Class A Common Stock offered by this prospectus, and any supplement thereto, will be passed upon by Holland & Hart LLP. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the enforceability of debt securities or warrants offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP.

EXPERTS

The financial statements of Helius Medical Technologies, Inc. as of March 31, 2016 and 2015 and for each of the two years in the period ended March 31, 2016 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO Canada, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at Suite 400, 41 University Drive, Newtown, Pennsylvania 18940 or telephoning us at (215) 809-2018.

We also maintain a website at www.heliusmedical.com, at which you may access these materials free of charge after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus form a part the information or documents listed below that we have filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and until the termination of the offering of the securities covered by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, as amended (filed June 28, 2016, as amended November 1, 2016);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2016 (filed August 15, 2016) and September 30, 2016 (filed November 14, 2016);

•	our Definitive Proxy Statement on Schedule 14A filed on August 16, 2016;

•	our Current Reports on Form 8-K dated April 15, 2016 (filed April 18, 2016, as amended on April 20, 2016), April 20, 2016 (filed April 26, 2016), June 6, 2016 (filed June 6, 2016), July 15, 2016 (filed July 18, 2016, as amended July 20, 2016), August 8, 2016 (filed August 8, 2016), September 15, 2016 (filed September 20, 2016) and November 15, 2016 (filed November 21, 2016); and

•	the description of our Class A Common Stock included in our registration statement on Form 10 (filed April 15, 2015, as amended on May 4, 2015) including any amendment or reports filed for the purposes of updating this description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Helius Medical Technologies, Inc., Suite 400, 41 University Drive, Newtown, Pennsylvania 18940; telephone: (215) 809-2018.

You also may access these filings on our website at www.heliusmedical.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

2,141,900 Shares of Class A Common Stock

Warrants to Purchase 2,141,900 Shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

BTIG	Echelon

April 11, 2018